                                                                      EXHIBIT 12

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         EXCLUDING INTEREST ON DEPOSITS
                                 (In thousands)

                                         6/30/00       1999         1998         1997         1996         1995

EARNINGS:

Net Income                              $  32,828    $  62,075    $  51,812    $  47,528    $  37,634    $  49,101

Income Taxes                                7,615        7,288        4,798        8,125       12,281       14,295
                                        ---------    ---------    ---------    ---------    ---------    ---------

Pre-tax income                             40,443       69,363       56,610       55,653       49,915       63,396

Plus:
Fixed Charges                              53,243       92,760       86,814       58,302       42,701       40,021
                                        ---------    ---------    ---------    ---------    ---------    ---------

TOTAL EARNINGS                          $  93,686    $ 162,123    $ 143,424    $ 113,955    $  92,616    $ 103,417

FIXED CHARGES:
Interest expense                        $ 120,970    $ 183,330    $ 155,130    $ 130,429    $ 113,027    $  96,838
Less: Interest on deposits                (67,279)     (90,489)     (70,418)     (72,147)     (70,964)     (62,641)

Interest capitalized                           --           --           --           --           --           --

Rental expense relating to operating
leases (1/3 of rentals)                       707        1,130        1,053          978          965          768

Net amortized premiums/discounts
on debt                                    (1,155)      (1,211)          --         (958)        (327)          --

Net capitalized premiums/discounts
on debt                                        --           --        1,049           --           --        5,056
                                        ---------    ---------    ---------    ---------    ---------    ---------

TOTAL FIXED CHARGES BEFORE
PREFERRED DIVIDENDS                        53,243       92,760       86,814       58,302       42,701       40,021

Preferred Dividend Requirements
                                           3,206       4,275            --            --            --            --

Ratio of pre-tax income to net
income                                     1.232       1.117            --            --            --            --
                                        --------    --------

PREFERRED DIVIDEND FACTOR                  3,950       4,775            --            --            --            --
                                        --------    --------

TOTAL FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                         $ 57,193    $ 97,535    $   86,814    $   58,302    $   42,701    $   40,021

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS               1.64        1.66          1.65          1.95          2.17          2.58

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         INCLUDING INTEREST ON DEPOSITS
                                 (In thousands)

                                         6/30/00        1999          1998         1997          1996          1995

EARNINGS:

Net Income                              $  32,828     $  62,075     $  51,812    $  47,528     $  37,634     $  49,101

Income Taxes                                7,615         7,288         4,798        8,125        12,281        14,295
                                        ---------     ---------     ---------    ---------     ---------     ---------

Pre-tax income                             40,443        69,363        56,610       55,653        49,915        63,396

Plus:
Fixed Charges                             120,522       183,249       156,183      130,429       113,655        97,606
                                        ---------     ---------     ---------    ---------     ---------     ---------

TOTAL EARNINGS                          $ 160,955     $ 252,612     $ 212,793    $ 186,102     $ 163,580     $ 161,002

FIXED CHARGES:
Interest expense                        $ 120,970     $ 183,330     $ 155,130    $ 130,429     $ 113,027     $  96,838

Interest capitalized                           --            --            --           --            --            --

Rental expense relating to operating
leases (1/3 of rentals)                       707         1,130         1,053          978           965           768

Net amortized premiums/discounts
on debt                                    (1,155)       (1,211)           --         (958)         (327)           --

Net capitalized premiums/discounts
on debt                                        --            --            --           --            --            --
                                        ---------     ---------     ---------    ---------     ---------     ---------
TOTAL FIXED CHARGES BEFORE
PREFERRED DIVIDENDS                       120,522       183,249       156,183      130,449       113,665        97,606

Preferred Dividend Requirements              3,206         4,275              --              --              --              --

Ratio of pre-tax income to net               1.232         1.117              --              --              --              --
income
                                        ----------    ----------

PREFERRED DIVIDEND FACTOR                    3,950         4,775              --              --              --              --
                                        ----------    ----------

TOTAL FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                         $  124,472    $  188,024    $    156,183    $    130,449    $    113,665    $     97,606
RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS                 1.29          1.34            1.36            1.43            1.44            1.65